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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                (AMENDMENT NO. 4)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        EQUITY CORPORATION INTERNATIONAL

             (Exact name of registrant as specified in its charter)



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
                      DELAWARE                                                75-2521142

      (State of incorporation or organization)                   (I.R.S. Employer Identification No.)


          415 SOUTH FIRST STREET, SUITE 210
                    LUFKIN, TEXAS                                                75901

       (Address of principal executive office)                                (Zip Code)
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered

   COMMON STOCK, $0.01 PAR VALUE              NEW YORK STOCK EXCHANGE
  PREFERRED SHARE PURCHASE RIGHTS

 -----------------------------------    ------------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Item 1 of the registrant's Form 8-A is hereby amended as follows:

         The Company has amended its Stockholder Rights Agreement to include Service Corporation International, or its affiliates or associates, as Persons not considered Acquiring Persons. Additionally, no Person shall be deemed to be an Acquiring Person, and no Shares Acquisition Date, Distribution Date or
Section 11(a)(ii) Trigger Date shall be deemed to occur, by reason of the approval, execution and delivery of the Agreement and Plan of Merger dated as of August 6, 1998, as amended by the First Amendment to Agreement and Plan of Merger dated as of December 14, 1998, by and among the Company, SCI and SCI Delaware Funeral Services, Inc., a Delaware corporation and a wholly owned subsidiary of SCI, or the announcement or consummation of the transactions contemplated thereby.


ITEM 2.  EXHIBITS

         The following exhibits to this Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Company's Common Stock, including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.


         3.1+     Amended and Restated Certificate of Incorporation (filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

         3.2+ Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

         4.1+ Form of Certificate representing shares of Common Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-82546)).

         4.2+ Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

         4.3+ Form of Rights Certificate (filed as Exhibit B to the Stockholders Rights Agreement filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

         4.4+ Form of Certificate of Designation of Series One Junior Participating Preferred Stock (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

         4.5+ First Amendment to Stockholder Rights Agreement, dated September 10, 1996, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2) dated September 11, 1996).



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         4.6+     Second Amendment to Stockholder Rights Agreement, dated as of
                  April 17, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit
                  4.6 to the Company's Registration Statement or Form 8-A/A (Amendment No. 3) dated May 19, 1997).

         4.7 Third Amendment to Stockholder Rights Agreement, dated as of December 21, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent.


         ---------------
         + Incorporated herein by reference


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      EQUITY CORPORATION INTERNATIONAL



                                      By:  /s/ W. CARDON GERNER
                                         -----------------------------------
                                               W. Cardon Gerner,
                                               Senior Vice President and
                                               Chief Financial Officer


Dated:   December 21, 1998



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                                  EXHIBIT INDEX


Exhibit No.
-----------

         3.1+     Amended and Restated Certificate of Incorporation (filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

         3.2+ Amended and Restated Bylaws (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

         4.1+ Form of Certificate representing shares of Common Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-82546)).

         4.2+ Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

         4.3+ Form of Rights Certificate (filed as Exhibit B to the Stockholders Rights Agreement filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

         4.4+ Form of Certificate of Designation of Series One Junior Participating Preferred Stock (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-98052)).

         4.5+ First Amendment to Stockholder Rights Agreement, dated September 10, 1996, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment No. 2) dated September 11, 1996).

         4.6+ Second Amendment to Stockholder Rights Agreement, dated as of April 17, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit
                  4.6 to the Company's Registration Statement or Form 8-A/A (Amendment No. 3) dated May 19, 1997).

         4.7 Third Amendment to Stockholder Rights Agreement, dated as of December 21, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent.


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         + Incorporated herein by reference




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